Exhibit 5.1

October 8, 2010

Avanyx Therapeutics, Inc.
12 Appleton Circle
Newton, Massachusetts 02459

Re:	Avanyx Therapeutics, Inc. - Registration Statement on Form S-1 – Registration No. 333-164785

Dear Ladies and Gentlemen:

We have acted as counsel to Avanyx Therapeutics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration for sale by the Company of 15,000,000 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (the "Common Stock").

The Shares are to be offered by the Company in a best efforts, direct public offering without any involvement of underwriters, as described in the Registration Statement. In connection with the Registration Statement, we have examined and relied upon copies of such documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of these documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

Based upon the foregoing examination, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement and the documents described therein, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

The opinion expressed herein is limited to the federal securities laws of the United States of America and the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered of the laws of any other jurisdiction. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement as it may be amended from time to time. We also consent to the reference to this firm under the heading Legal Matters in the prospectus which forms a part of the Registration Statement.

Very truly yours,

/s/ Seyfarth Shaw LLP

SEYFARTH SHAW LLP